Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports First Quarter 2021 Financial Results

•	Sales of $609 million grew 31% as reported and 27% in constant currency

•	GAAP EPS of $2.37; non-GAAP EPS of $2.29, a 99% increase from prior year

•	Adjusted free cash flow of $193 million, a 60% increase from prior year

•	Double-digit sales growth across all end markets and product categories

•	Broad-based growth across all geographies, led by triple-digit growth in China

Milford, Mass., May 5, 2021 - Waters Corporation (NYSE: WAT) today announced first quarter 2021 sales of $609 million, a 31% increase as reported, compared to sales of $465 million for the first quarter of 2020. Foreign currency translation benefited sales growth by approximately 4% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2021 increased to $2.37, compared to $0.86 for the first quarter of 2020. On a non-GAAP basis, EPS increased to $2.29, compared to $1.15 for the first quarter of 2020. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

On a GAAP basis, net cash provided by operating activities was $218 million for the first quarter of 2021, compared to $152 million for the first quarter of 2020. On a non-GAAP basis, adjusted free cash flow for the first quarter of 2021 was $193 million versus $121 million for the first quarter of 2020.

“I remain grateful to our colleagues for their continued hard work and commitment, especially to those who are experiencing the devastating effects of the pandemic,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “There is much to be pleased about with our first quarter results, driven by strong growth across each of our major end markets, with pharma leading the way. Thanks to solid execution and instrument sales growing in double-digits, we saw revenue increases across every region, with China’s sales more than doubling. Our transformation plan is well underway, with commercial momentum and a strong leadership team in place, we now turn towards developing a new strategy as we work to more closely align our portfolio with higher growth areas of the market.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the first quarter of 2021, sales into the pharmaceutical market increased 32% as reported and 28% in constant currency, sales into the industrial market increased 28% as reported and 24% in constant currency and sales into the academic and government markets increased 33% as reported and 29% in constant currency.

During the first quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, increased 20% as reported and 15% in constant currency, while instrument system sales increased 49% as reported and 45% in constant currency.

Geographically, sales in Asia during the quarter increased 44% as reported and 41% in constant currency, sales in the Americas increased 15% as reported and 14% in constant currency (with U.S. sales growing 13%) and sales in Europe increased 36% as reported and 25% in constant currency.

Second Quarter and Fiscal Year 2021 Financial Outlook

The Company expects full-year 2021 constant-currency sales growth in the range of 8% to 11%. Currency translation is expected to increase full-year sales growth by one to two percentage points. The Company also expects full-year 2021 non-GAAP EPS in the range of $9.85 to $10.05. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects second quarter 2021 constant-currency sales growth in the range of 14% to 16%. Currency translation is expected to increase second quarter sales growth by approximately three percentage points. The Company also expects second quarter 2021 non-GAAP EPS in the range of $2.15 to $2.25. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the second quarter.

Conference Call

Waters Corporation will webcast its first quarter 2021 financial results conference call today, May 5, 2021 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, select “Investors” under the “About Waters” section, and click on the “Live Webcast.” A replay will be available through May 12, 2021 at midnight Eastern Time on the same website by webcast and also by phone at 866-485-4163.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,400 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net sales	$608,545	$464,939

Costs and operating expenses:
Cost of sales	254,147	210,644
Selling and administrative expenses	143,196	147,735
Research and development expenses	38,092	34,989
Purchased intangibles amortization	1,840	2,625
Litigation provision	—	666

Operating income	171,270	68,280

Other income (expense), net	9,359	(374)
Interest expense, net	(6,845)	(10,043)

Income from operations before income taxes	173,784	57,863

Provision for income taxes	25,657	4,301

Net income	$148,127	$53,562

Net income per basic common share	$2.38	$0.86

Weighted-average number of basic common shares	62,260	62,232

Net income per diluted common share	$2.37	$0.86

Weighted-average number of diluted common shares and equivalents	62,632	62,626

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended April 3, 2021 and March 28, 2020

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent	Currency	Currency
	April 3, 2021	March 28, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT

Waters	$541,878	$414,211	31%	$18,021	26%
TA	66,667	50,728	31%	1,817	28%

Total	$608,545	$464,939	31%	$19,838	27%

NET SALES - PRODUCTS & SERVICES

Instruments	$263,048	$176,938	49%	$6,934	45%

Service	226,523	190,756	19%	8,724	14%
Chemistry	118,974	97,245	22%	4,180	18%

Total Recurring	345,497	288,001	20%	12,904	15%

Total	$608,545	$464,939	31%	$19,838	27%

NET SALES - GEOGRAPHY

Asia	$229,542	$159,080	44%	$5,097	41%
Americas	197,357	172,176	15%	457	14%
Europe	181,646	133,683	36%	14,284	25%

Total	$608,545	$464,939	31%	$19,838	27%

NET SALES - MARKETS

Pharmaceutical	$360,148	$272,563	32%	$11,790	28%
Industrial	183,273	143,354	28%	5,976	24%
Academic & Government	65,124	49,022	33%	2,072	29%

Total	$608,545	$464,939	31%	$19,838	27%

NET SALES - EXCLUDING CHINA

Total Net Sales	$608,545	$464,939	31%	$19,838	27%
China Net Sales	102,919	47,231	118%	4,026	109%

Total Net Sales Excluding China	$505,626	$417,708	21%	$15,812	17%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended April 3, 2021 and March 28, 2020

(In thousands, except per share data)

					Income from
					Operations
	Selling &		Operating	Other	before	Provision for		Diluted
	Administrative	Operating	Income	Income	Income	Income	Net	Earnings
	Expenses(a)	Income	Percentage	(Expense)	Taxes	Taxes	Income	per Share
Three Months Ended April 3, 2021
GAAP	$145,036	$171,270	28.1%	$9,359	$173,784	$25,657	$148,127	$2.37
Adjustments:
Purchased intangibles amortization (b)	(1,840)	1,840	0.3%	—	1,840	414	1,426	0.02
Restructuring costs and certain other items (c)	(870)	870	0.1%	(9,707)	(8,837)	(2,120)	(6,717)	(0.11)
Certain income tax items (d)	—	—	—	—	—	(550)	550	0.01

Adjusted Non-GAAP	$142,326	$173,980	28.6%	$(348)	$166,787	$23,401	$143,386	$2.29

Three Months Ended March 28, 2020
GAAP	$151,026	$68,280	14.7%	$(374)	$57,863	$4,301	$53,562	$0.86
Adjustments:
Purchased intangibles amortization (b)	(2,625)	2,625	0.6%	—	2,625	522	2,103	0.03
Restructuring costs and certain other items (c)	(20,520)	20,520	4.4%	(309)	20,211	4,597	15,614	0.25
Litigation provision (e)	(666)	666	0.1%	—	666	160	506	0.01
Certain income tax items (d)	—	—	—	—	—	(375)	375	0.01

Adjusted Non-GAAP	$127,215	$92,091	19.8%	$(683)	$81,365	$9,205	$72,160	$1.15

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(e)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	April 3, 2021	December 31, 2020
Cash, cash equivalents and investments	$809,769	$443,146
Accounts receivable	550,677	573,316
Inventories	327,967	304,281
Property, plant and equipment, net	513,719	494,003
Intangible assets, net	240,853	258,645
Goodwill	438,139	444,362
Other assets	330,439	322,167
Total assets	$3,211,563	$2,839,920

Notes payable and debt	$1,703,090	$1,356,515
Other liabilities	1,277,511	1,251,261
Total liabilities	2,980,601	2,607,776

Total stockholders’ equity	230,962	232,144
Total liabilities and stockholders’ equity	$3,211,563	$2,839,920

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended April 3, 2021 and March 28, 2020

(In thousands and unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$148,127	$53,562
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	8,305	9,196
Depreciation and amortization	31,356	29,188
Change in operating assets and liabilities, net	30,616	59,689

Net cash provided by operating activities	218,404	151,635

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(39,503)	(51,130)
Business acquisitions, net of cash acquired	—	(76,664)
Net change in investments	(119,501)	(2,381)

Net cash used in investing activities	(159,004)	(130,175)

Cash flows from financing activities:
Net change in debt	346,363	214,634
Proceeds from stock plans	16,295	11,743
Purchases of treasury shares	(173,305)	(196,226)
Other cash flow from financing activities, net	(578)	2,767

Net cash provided by financing activities	188,775	32,918

Effect of exchange rate changes on cash and cash equivalents	(1,087)	(32)

Increase in cash and cash equivalents	247,088	54,346

Cash and cash equivalents at beginning of period	436,695	335,715

Cash and cash equivalents at end of period	$683,783	$390,061

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$218,404	$151,635

Adjustments:
Additions to property, plant, equipment and software capitalization	(39,503)	(51,130)
Major facility renovations	14,490	20,543

Free Cash Flow - Adjusted Non-GAAP	$193,391	$121,048

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended			Twelve Months Ended
	July 3, 2021			December 31, 2021
	Range			Range
Projected Sales
Projected constant-currency sales growth rate (a)	14%	-	16%	8%	-	11%
Projected currency impact	2%	-	4%	1%	-	2%

Projected sales growth rate as reported	16%	-	20%	9%	-	13%

	Range			Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$2.10	-	$2.20	$9.65	-	$9.85
Adjustments:
Purchased intangibles amortization	$0.04	-	$0.04	$0.16	-	$0.16
Certain income tax items	$0.01	-	$0.01	$0.04	-	$0.04

Projected adjusted non-GAAP earnings per diluted share	$2.15	-	$2.25	$9.85	-	$10.05

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.